			Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended January 31, 2012

	United States	United States	United States
	Commodity	Copper	Commodity Index
Statements of Income (Loss)	Index Fund	Index Fund	Funds Trust

Income
Realized Trading Gain (Loss) on Futures	$(3,481,413)	$-	$(3,481,413)
Unrealized Gain (Loss) on Market Value of Futures	19,397,351	250,687	19,648,038
Unrealized Gain (Loss) on Market Value of Short-Term Investments	(35)	-	(35)
Interest Income	9,932	63	9,995
Total Income (Loss)	$15,925,835	$250,750	$16,176,585

Expenses
Investment Advisory Fees	$291,581	$2,087	$293,668
Tax Reporting Fees	13,873	-	13,873
Brokerage Commissions	10,847	-	10,847
Audit Fees	8,494	-	8,494
Non-interested Directors' Fees and Expenses	3,394	24	3,418
Prepaid Insurance Expense	1,278	-	1,278
Legal Fees	1,074	-	1,074
Other Expenses	-	8,020	8,020
Total Expenses	330,541	10,131	340,672
Expense Waiver	-	(7,689)	(7,689)
Net Expenses	$330,541	$2,442	$332,983
Net Income (Loss)	$15,595,294	$248,308	$15,843,602

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/12	$350,849,296	$2,447,114	$353,296,410
Net Income (Loss)	15,595,294	248,308	15,843,602

Net Asset Value End of Month	$366,444,590	$2,695,422	$369,140,012
Net Asset Value Per Unit	$61.07	$26.95

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Month 1/1/12	6,000,000	100,000	6,100,000
Additions	-	-	-
Withdrawals	-	-	-
Units Outstanding End of Month	6,000,000	100,000	6,100,000

To the Unitholders of United States Commodity Index Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended January 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502